Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES CLOSING OF SALE OF
LOVING COUNTY GAS GATHERING AND PROCESSING ASSETS

DALLAS, Texas, October 1, 2015 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Permian (Delaware) Basin operations in Southeast New Mexico and West Texas, today closed the previously announced sale of its wholly-owned subsidiary that owns certain natural gas gathering and processing assets in the Delaware Basin in Loving County, Texas (the “Loving County System”), to a subsidiary of EnLink Midstream Partners, LP (NYSE: ENLK) (“EnLink”). The Loving County System includes a cryogenic natural gas processing plant with approximately 35 million cubic feet per day of inlet capacity (the “Processing Plant”) and approximately six miles of high-pressure gathering pipeline which connects a Matador-owned gathering system to the Processing Plant.

Pursuant to the terms of the transaction, a subsidiary of EnLink paid Matador consideration of approximately $143 million excluding customary purchase price adjustments. In conjunction with the sale of the Loving County System, Matador is dedicating its current leasehold interests in Loving County pursuant to a 15-year, fixed-fee gathering and processing agreement and providing a volume commitment in exchange for priority one service. Matador can, at its option, dedicate any future leasehold acquisitions in Loving County to a subsidiary of EnLink. In addition, Matador is retaining its natural gas gathering system up to a central delivery point and its other midstream assets in the area, including oil and water gathering systems and salt water disposal wells.

With the closing of the transaction, Matador has a net debt to trailing 12-month Adjusted EBITDA ratio of approximately 1.0x and has over $500 million in liquidity including nothing drawn against its revolving credit facility borrowing base of $375 million. Thus, the Company has ample liquidity and cash flow to execute its capital plans in 2015 and 2016 and to consider other opportunities in its various operating areas that may enhance Matador’s asset base.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Permian (Delaware) Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com

2